UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 19, 2012
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 19, 2012, Rosetta Resources Inc. (“Rosetta” or the “Company”) announced that Don O. McCormack will assume the position of Vice President and Treasurer on August 20th.  Mr. McCormack’s areas of responsibilities will include Treasury, Risk Management and Investor Relations.  He is assuming the title of Treasurer formerly held by John E. Hagale, Rosetta’s Executive Vice President and Chief Financial Officer.  Mr. McCormack is a Certified Public Accountant and will report to Mr. Hagale.

Prior to joining Rosetta, Mr. McCormack, age 50, served as Vice President and Chief Accounting Officer for Concho Resources Inc, a Midland, Texas independent oil and gas company.  From 2007 to 2010, he was the Controller and Chief Accounting Officer for Red Oak Capital Management LLC, an oil and gas investment company based in Houston, Texas.  From 1989 through 2006, Mr. McCormack held positions of increasing responsibility in the Finance organization at Burlington Resources and was a Senior Manager at Burlington at the time of its acquisition by ConocoPhillips.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2012	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President, Chief Financial Officer & Treasurer